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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan and the 1996 Non-Employee Directors Stock Option Plan of AmeriSource Health Corporation of our report dated November 3, 1997, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP



Philadelphia, Pennsylvania
January 29, 1998